UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2010

UNITED COMMUNITY FINANCIAL CORP.
 (Exact name of registrant as specified in its charter)

OHIO	0-024399	34-1856319
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 West Federal Street, Youngstown, Ohio	44503-1203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 742-0500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02 Results of Operation and Financial Condition

On April 21, 2010, United Community issued an earnings release regarding the quarter ending March 31, 2010, in which it reported a net loss of $3.0 million for the quarter.  In the process of finalizing the Form 10-Q, management determined that an additional $2.1 million provision for loan loss should be made in the first quarter of 2010.  This provision expense was the result of a decline in the value of collateral supporting an impaired construction loan.  Because the appraisal establishing this value utilized a valuation date as of March 29, 2010, management determined that the most prudent course of action would be to establish an additional valuation reserve and to realize the associated provision expense in the first quarter.  As a result of this $2.1 million provision expense, the financial statements previously released have been revised to reflect a net loss of $5.1 million in the first quarter, as reflected in Form 10-Q, incorporated by reference into this Item 2.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED COMMUNITY FINANCIAL CORP.

By: /s/ James R. Reske
James R. Reske, Chief Financial Officer

Date: May 17, 2010

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